UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2007

Airbee Wireless, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50918	46-0500345
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9400 Key West Avenue, Rockville, Maryland		20850
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	301-517-1860

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

James Dentzer, the Company’s Chief Accounting Officer, after consultation with the Company’s independent auditors in December 2007 which he initiated, concluded that previously issued financial statements in its Forms 10-QSB for the periods ended March 31, 2007, June 30, 2007 and September 30, 2007 should no longer be relied upon. The corrections pertained to a material services agreement (the “Agreement”) with the Company’s investment and strategic advisor, effective as of March 5, 2007. Unfortunately, the Agreement was not provided to the corporate secretary and the controller until the start of the third calendar quarter. After meeting with the Company’s independent auditors on December 20, 2007, Mr. Dentzer concluded the proper accounting treatment was to record a liability for stock to be issued as of the effective date of the Agreement and expense the financing costs associated therewith ratably over the life of the Agreement.

The Company filed an amendment to its previously issued condensed consolidated financial statements for the three months ended March 31, 2007 on February 1, 2008 by which it accounted for the stock issuance in the proper period and recognized this compensation and professional fee expense ratably over the life of the underlying agreement. The effect of these changes resulted in an increase of the loss for the three month period ended March 31, 2007 of $51,667 to a net loss of $1,247,652 and an increase in the accumulated deficit to $12,640,293.

The Company filed an amendment to its previously issued condensed consolidated financial statements for the three months ended June 30, 2007 on February 12, 2008 by which it recognized this compensation and professional fee expense ratably over the life of the underlying agreement. The effect of this change resulted in an increase of the loss for the three month period ended June 30, 2007 of $155,000 to a net loss of $1,723,265 and an increase in the accumulated deficit to $14,363,558.

The Company filed an amendment to its previously issued condensed consolidated financial statements for the three months ended September 30, 2007 on March 10, 2008 by which it recognized this compensation and professional fee expense ratably over the life of the underlying agreement. The effect of this change resulted in an increase of the loss for the three month period ended September 30, 2007 to a net loss of $1,401,125 and an increase in the accumulated deficit to $15,764,684.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airbee Wireless, Inc.

April 14, 2008	By:	E. Eugene Sharer
Name: E. Eugene Sharer
Title: President